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                                                                   EXHIBIT 4.21



         REGISTRATION RIGHTS AGREEMENT, by and among Dove Entertainment, Inc., a California corporation (the "Company"), Michael Viner and Deborah Raffin (collectively, the "Holder"). Capitalized terms used herein, if not otherwise defined, shall have the meaning ascribed to them in the Escrow Agreement, dated June __, 1997, by and between the Company and the Holder (the "Escrow Agreement").

         WHEREAS, pursuant to an Employee Termination Agreement between the Company and the Holder (the "Termination Agreement"), the Company has agreed to make certain payments to Holder for up to five years, and in connection therewith, the Company has agreed to place in escrow 1,500 shares of its newly issued Series E Preferred Stock, Stated Value $1,000 per share (the "Series E Preferred Stock"), which Series E Preferred Stock will be convertible into shares of Common Stock, par value $.01 per share of the Company as set forth in the Certificate of Determination for the Series E Preferred Stock.

         WHEREAS, a portion of the Series E Preferred Stock will be released from escrow to the Holder upon the occurrence of a default by the Company of a Payment Obligation under the Escrow Agreement.

         WHEREAS, pursuant to the terms of and in order to induce the Holder to enter into the Termination Agreement and the Escrow Agreement, the Company and the Holder have agreed to enter into this Agreement;

         WHEREAS, the shares of Common Stock issuable upon conversion of the Series E Preferred Stock shall be hereinafter referred to as the "Registrable Shares"; and

         WHEREAS, it is intended by the Company and Holder that this Agreement shall become effective immediately upon the deposit by the Company of the Series E Preferred Stock into escrow.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Holder agree as follows:

         1. Form S-3 Demand Registration.

         (a) Subject to the conditions of this Section 1, if the Company shall receive a written request from the Holder that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance under applicable securities and blue sky laws with respect to all or a part of the Released Registrable Shares (as defined below) the Company will, as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Released Registrable Shares as are specified in such request, provided, however, that the Company shall




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not be obligated to effect any such registration, qualification or compliance pursuant to this Section 1:

                  (i) if Form S-3 (or any successor or similar form) is not available for such offering by the Holder; or

                  (ii) if the Company shall furnish to the Holder a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred eighty (180) days after receipt by the Company of the request of the Holder under this
                           Section 1; or

                  (iii) if the Company shall have previously filed a registration on Form S-3 at the request of the Holder with respect to the same Released Registrable Shares or a registration statement covering the Released Registrable Shares shall have previously been declared effective or is being reviewed by the SEC; or

                  (iv) in any jurisdiction in which the Company would be required in connection therewith or as a condition thereto to qualify to do business or to execute or to file a general consent to service of process in effecting such registration, qualification or compliance.

         "Released Registrable Shares" means those Registrable Shares released from escrow (and, if the Registrable Shares have not yet been issued, the Registrable Shares issuable upon conversion of the Series E Preferred Stock released from escrow) due to the occurrence of a default by the Company of a Payment Obligation under the Escrow Agreement. No shares need be registered pursuant to this Agreement unless such shares are Released Registrable Shares.

         (b) Holder's registration rights under this Section 1 shall expire if all Registrable Shares have become Released Registrable Shares and all Released Registrable Shares still held by the Holder may be sold under Rule 144 during any one hundred eighty (180) day period.

         2. Piggyback Registration. The Company shall notify the Holder no later than twenty (20) days prior to the filing of any registration statement under the Securities Act for purposes of any public offering of Common Stock by the Company, on Form S-3 or any other available form, initiated by the Company (but excluding registration statements relating to employee benefit plans or arrangements or with respect to any reclassifications, reorganizations, business combinations, acquisitions or other similar transactions or transactions described in Rule 145 promulgated under the Securities Act or any registration statement on a Form S-8 or S-





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4 or any similar form which may be promulgated in the future) and will afford
Holder an opportunity to include in such registration statement all or part of the Released Registrable Shares. If Holder desires to include in any such registration statement all or any part of the Released Registrable Shares, Holder shall, within ten (10) days after the date of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of such Released Registrable Shares. If Holder decides not to include all of the Released Registrable Shares in any registration statement thereafter filed by the Company, Holder shall nevertheless continue to have the right to include the Released Registrable Shares in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its Common Stock, all upon the terms and conditions set forth herein.

         (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2 is for an underwritten offering, the Company shall so advise the Holder. In such event, the right of the Holder to be included in a registration pursuant to this Section 2 shall be conditioned upon the Holder's participation in such underwriting and the inclusion of the Released Registrable Shares in the underwriting to the extent provided herein. In addition, the inclusion of the Released Registrable Shares may be further conditioned upon the Holder agreeing to a lock-up of such Released Registrable Shares for a period not to exceed 180 days. If Holder participates in such underwriting, Holder shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and perform its obligations under such agreement. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of Released Registrable Shares to be underwritten, the number of shares of Common Stock that may be included in the underwriting shall be allocated first to the Company, then to any other holder of Common Stock exercising a demand registration as to the registration statement in question, and then, to the extent any Released Registrable Shares are to be included in such offering, to the Holder. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.

         (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration whether or not the Holder has elected to include securities in such registration. The Registration Expenses (as defined below) of such withdrawn registration shall be borne by the Company in accordance with Section 4 hereof.

         (c) Expiration. Holder's registration rights under this Section 2 shall expire (i) if all Registrable Shares have been previously sold by the Holder, or
(ii) if all Registrable Shares have become Released Registrable Shares and (A) all Released Registrable Shares still held by the Holder may be sold under Rule 144 without regard to the volume limitations set forth therein or (B) if one or more registration statements covering all Registrable Shares shall have previously been declared effective or is being reviewed by the SEC.





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         3. Expenses of Registration. Except as specifically provided herein, all Registration Expenses (as defined below) incurred in connection with any registration under Sections 1 or 2 shall be borne by the Company. All Selling Expenses (as defined below) incurred in connection with any registrations hereunder shall be borne by the Holder. The Company shall not, however, be required to pay for expenses of any registration proceeding, including, without limitation, Registration Expenses, begun pursuant to Section 1, the request of which has been subsequently withdrawn by the Holder unless the withdrawal is based upon material adverse information concerning the Company of which the Holder was not aware, or deemed to be aware of, at the time of such request. As used herein, "Registration Expenses" means all expenses incurred by the Company in complying with Sections 1 or 2 including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company), and "Selling Expenses" means all underwriting discounts and selling commissions applicable to the sale of Registrable Shares and the fees and disbursements of all advisors, including, without limitation, counsel and accountants, of the Holder.

         4. Obligations of the Company. Whenever required to effect the registration of any Released Registrable Shares, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC a registration statement with respect to such Released Registrable Shares within forty five (45) days and use all reasonable efforts to cause such registration statement to become effective and, upon the request of the Holder, keep such registration statement effective for up to one hundred eighty (180) days or, if earlier, until the Holder has completed the distribution related thereto.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Released Registrable Shares covered by such registration statement.

         (c) Furnish to the Holder such reasonable number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Holder may reasonably request in order to facilitate the disposition of Released Registrable Shares owned by Holder in accordance with the registration statement.

         (d) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to execute or to file a general consent to service of process in any such states or jurisdictions.




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         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Holder shall also enter into and perform its obligations under such an agreement.

         (f) Notify Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (g) Prior to the effective date of any registration statement covering Released Registrable Shares, use its reasonable efforts to provide a CUSIP number for the Released Registrable Shares.

         (h) Use its reasonable efforts to cause the Released Registrable Securities to be (i) listed on each securities exchange, if any, on which securities of the Company are then listed or (ii) authorized to be quoted on the NASDAQ SmallCap Market or the NASDAQ National Market if the securities so qualify.

         (i) Maintain a transfer agent and registrar for the Company's Common Stock.

         5. Delay of Registration. Furnishing Information. Holder shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 1 or 2 that the Holder shall furnish to the Company such information regarding themselves, the Released Registrable Shares held by them and the intended method of disposition of such securities, and any other information, as shall be required by the Company to effect the registration of the Released Registrable Shares.

         6. Indemnification. In the event any Registrable Shares are included in a registration statement under Sections 1 or 2:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless Holder against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation") by the Company: (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the




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statements therein not misleading or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities or blue sky law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities or blue sky law in connection with the offering covered by such registration statement; and the Company will reimburse Holder for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld; provided, further, however, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Holder or an underwriter in an underwritten offering; provided, further, however, that the Company will not be responsible for any losses, claims, damages, liabilities or actions arising out of or based upon any Violation which was corrected in a subsequent prospectus which was not timely distributed to the person or entity which led to such loss, claim, damage, liability or action.

         (b) To the extent permitted by law, Holder will indemnify and hold harmless the Company, each of its directors, officers and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other holder selling securities under such registration statement or any of such underwriter's or other holder's partners, directors, officers, legal counsel or any person who controls such underwriter or holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter, other such holder, or partner, director, officer, legal counsel or controlling person of such underwriter or other holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of Holder for use in connection with such registration; and Holder will reimburse any reasonable legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or other holder, or partner, officer, director, legal counsel or controlling person of such underwriter or other holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, however, that in no event shall any indemnity under this Section exceed the gross proceeds from the offering received or receivable by Holder.

         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will,




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if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or probable potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

         (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the Violations that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by Holder hereunder exceed the gross proceeds from the offering received or receivable by Holder. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) The obligations of the Company and Holder under this Section shall survive completion of any offering of Registrable Shares in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. In the event any offering of Registrable Shares is underwritten, and the underwriting agreement provides for indemnification and/or contribution by the Company and the Holder the indemnification and/or



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contribution obligations of the Company and the Holder hereunder shall in no event exceed the obligations of the parties set forth in such underwriting agreement.

         7. Assignment of Registration Rights. The rights to cause the Company to register Released Registrable Shares pursuant to this Agreement may not be assigned by Holder without the prior written consent of the Company.

         8. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section shall be binding upon Holder and the Company. By acceptance of any benefits under this Agreement, Holder hereby agrees to be bound by the provisions hereunder.

         9. Rule 144 Reporting. With a view to making available to the Holder the benefits of certain rules and regulations of the SEC which may permit the sale of the Released Registrable Shares to the public without registration, the Company agrees to use its reasonable effort to: (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the date hereof until all of the Released Registrable Shares have been sold pursuant to an effective registration statement or are no longer outstanding or all of the Common Stock are redeemed; (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and (c) so long as Holder owns any Released Registrable Shares, furnish or make available to Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company and such other reports and documents as Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         10. Effectiveness of Registration Statement. The Company shall use its best efforts to obtain the effectiveness of a registration statement within ninety (90) days after the date such registration statement is filed.

         11. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder.

         12. Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and same instrument.





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         13. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of California, without giving effect to the conflicts of law principles thereof or the actual domicile of the parties.

         14. Invalidity of Provisions. If any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         15. Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.






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         IN WITNESS WHEREOF, the parties have executed this agreement as of the
___ day of June, 1997.


DOVE ENTERTAINMENT, INC.


By: /s/  STEVE SOLOWAY                       /s/  MICHAEL VINER
   ----------------------------              ----------------------------------
   Steven Soloway                            Michael Viner


                                             /s/  DEBORAH RAFFIN
                                             ----------------------------------
                                             Deborah Raffin











                         [Registration Rights Agreement]




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